Exhibit 10.02

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ISSUER THAT THE TRANSFER IS EXEMPT FROM REGISTRATION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

ONE BIO, CORP.
CONVERTIBLE PROMISSORY NOTE

$150,000.00	New York, New York January 8, 2010

         FOR VALUE RECEIVED, the undersigned, ONE Bio, Corp., a Florida corporation with its principal office located at 8525 NW 53rd Terrace, Suite C101, Doral, Florida 33166 (“Issuer”), hereby unconditionally promises to pay to Udi Toledano, an individual (“Purchaser”), on the Maturity Date (as defined in Section 4 hereof) to the order of Purchaser, at the office of Purchaser located at 100 Executive Drive, Suite 330, West Orange, NJ 07052 or such other address designated by Purchaser, in lawful money of the United States of America and in immediately available funds, the principal amount of (i) One Hundred Fifty Thousand Dollars ($150,000.00) Dollars or (ii) if less as a result of any voluntary conversion(s) of this Note in part in accordance with Section 6 hereof, the aggregate unpaid principal amount of this Note.

1.   PURCHASE AGREEMENT.  This Note is one of a series of identical (except with respect to principal amount) notes (collectively, the “Notes”) purchased under that certain Securities Purchase and Registration Rights Agreement, dated as of January 8, 2010, among Issuer, Purchaser and certain other purchasers of the Notes (as may be amended from time to time, the “Purchase Agreement”).  The Purchaser is entitled to the benefits and subject to certain obligations under the Purchase Agreement and may enforce the agreements of the Issuer contained therein and exercise the remedies provided thereby.  All words and phrases used herein and not otherwise specifically defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement to the extent the same are used or defined therein.

2.   HEADINGS, ETC.  The headings and captions of the numbered paragraphs of this Note are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.  Whenever used, the singular number shall include the plural, the plural the singular, and the words “Purchaser” and “Issuer” shall include, respectively, their respective successors and assigns; provided, however, that the Issuer shall in no event or under any circumstance have the right to assign or transfer its obligations under this Note.

3.   SECURITY.  The obligations of Issuer hereunder are initially secured by (a) certain pledges of securities of the Issuer being provided by certain of the issuer’s stockholders, and (b) certain guarantees being made by the Issuer’s two British Virgin Islands subsidiaries, and, upon any Final Closing shall be further secured by (c) certain  pledges of securities of certain of the Issuer’s U.S. subsidiaries being provided by the Issuer, (d) certain guarantees being made by certain of the Issuer’s U.S. subsidiaries, (e) certain  pledges of securities of the Issuer’s two British Virgin Islands subsidiaries being provided by certain of the Issuer’s U.S. subsidiaries, and (f) certain agreement, covenants and account control rights being provided by the Issuer’s indirect wholly-owned subsidiaries and their controlled operating companies in the People’s Republic of China, each as set forth in the Purchase Agreement or in ancillary agreements referred to in the Purchase Agreement, which Purchaser is entitled to the benefits of.

4.   MATURITY.  Unless otherwise converted into the Conversion Shares (as defined in Section 6 hereof) in accordance with the provisions hereof, each Note shall mature on October 11, 2010, unless such date shall be otherwise extended in writing by a Purchaser in its sole discretion (such date, the “Maturity Date”).  On the Maturity Date, unless, and to the extent, converted into Conversion Shares in accordance with the provisions hereof, all outstanding principal and any accrued and unpaid interest due and owing under the Note (and a premium payment of twenty percent (20%) of the original principal amount of the Notes if Issuer does not complete a New Financing (as defined in Section 6 hereof) on or prior to the Maturity Date (the “Premium Payment”)), shall be immediately paid by Issuer.

5.   INTEREST; INTEREST RATE; PAYMENT.  (a) The Note shall bear interest (other than interest accruing as a result of a failure by Issuer to pay any amount when due as set forth in subparagraph (b) below) at an annual interest rate equal to eight percent (8%) per annum on the then outstanding principal balance (the “Interest Rate”).  Interest (other than interest accruing as a result of a failure by Issuer to pay any amount when due as set forth in subparagraph (b) below) shall accrue until all amounts owed under the Note shall be fully repaid or the date on which such Note shall be converted, in whole, into the Conversion Shares (the “Conversion Date”), as the case may be, and shall be due and payable quarterly in arrears on the last business day of each calendar quarter following the issuance date.

         (b)   If all or a portion of the principal amount of the Note or any interest payable thereon shall not be repaid when due whether on the applicable repayment date, by acceleration or otherwise, such overdue amounts shall bear interest at a rate per annum that is three percent (3%) above the Interest Rate from the date of such non-payment until such amount is paid in full (before as well as after judgment).

         (c)   All payments to be made by Issuer hereunder shall be made, without setoff or counterclaim, in lawful money of the United States by check or wire transfer in immediately available funds.

6.   CONVERSION.  (a) At any time prior to the Maturity Date, Purchaser will have the option to convert the entire principal and interest accrued and owing on this Note, or any portion of the principal and/or interest thereof, into shares (the “Conversion Shares”) of Issuer’s Common Stock at the Conversion Price (as defined below).  For purposes hereof, “Conversion Price” shall mean the lesser of (i) the market value of Issuer’s Common Stock as of the Initial Closing Date, which shall be deemed equal to the volume weighted average sale price of Issuer’s Common Stock for the ten (10) trading days ending immediately preceding the Initial Closing Date, or (ii) 65% of the price per share offered by Issuer in any publicly offered Common Stock or other equity or convertible debt financing by Issuer that is closed within nine (9) months of the Initial Closing Date (a “New Financing”).

         (b)   Upon conversion, Purchaser shall be entitled to receive the number of Conversion Shares calculated by dividing the amount being converted by the Conversion Price.  No fractional shares of Conversion Shares shall be issued upon conversion.  In lieu of any fractional shares to which Purchaser would otherwise be entitled, Issuer shall pay cash in an amount equal to such fraction multiplied by the Conversion Price.  All references herein to Common Stock are deemed to apply to Conversion Shares.

7.   CONVERSION PROCEDURES.  In order to exercise the conversion rights set forth in Section 6 hereof, Purchaser shall surrender the Note, appropriately endorsed, to Issuer at Issuer’s principal office, accompanied by written notice to Issuer setting forth the amount of principal and interest to be converted, the name or names (with address(es)) in which the Conversion Shares issuable upon such conversion shall be issued and registered on the books of Issuer.  For purposes hereof, the “Conversion Date” shall be deemed to be the date the Note and notice is received by Issuer for conversion.  Within three (3) business days after the Conversion Date, Issuer shall deliver to Purchaser (i) a stock certificate for the Conversion Shares or (ii) a notice certified by Issuer’s Secretary that the Conversion Shares due on such conversion have been issued to and registered on the books of Issuer in the name or names specified by Purchaser. Issuer shall, upon request of Purchaser, and subsequent to the date on which a registration statement covering the resale of the Conversion Shares has been declared effective by the SEC, use its best efforts to deliver Conversion Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.  If by the third (3rd) Trading Day after conversion of this Note, Issuer fails to deliver the required number of Conversion Shares, Purchaser will have the right to rescind the exercise.  If by the third (3rd) Trading Day after conversion, Issuer fails to deliver the required number of Conversion Shares, and if after such third Trading Day (3rd) and prior to the receipt of such Conversion Shares, Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by Purchaser of Conversion Shares (in a non-short sale transaction) which Purchaser anticipated receiving upon such conversion (a “Buy In”), then Issuer shall (i) pay in cash to Purchaser the amount by which (x) Purchaser’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Conversion Shares that Issuer was required to deliver to Purchaser in connection with the conversion at issue by (B) the closing bid price of the Common Stock on the conversion date and (ii) at the option of Purchaser, either reinstate the portion of the Note and equivalent number of Conversion Shares for which such conversion was not honored or deliver to Purchaser the number of shares of Conversion Shares that would have been issued had Issuer timely complied with its exercise and delivery obligations hereunder.  Purchaser shall provide Issuer written notice indicating the amounts payable to Purchaser in respect of the Buy In. In the case of conversion of less than the entire principal of and interest under the Note, Issuer shall cancel said Note and shall execute and deliver a new Note of like tenor for the unconverted amount of the Note dated the date of initial issuance of the Note.

8.   PAYMENT RIGHTS UPON MERGER, CONSOLIDATION, ETC.; VOLUNTARY PREPAYMENT.  If, at any time, prior to the Maturity Date, Issuer proposes to consolidate or effect any other corporate reorganization with, or merge into, another corporation or entity that previously did not hold, directly or indirectly, more than twenty percent (20%) of the Company’s Common Stock, whereby  such corporation or entity immediately subsequent to such consolidation, merger or reorganization will own capital stock of Issuer or entity surviving such merger, consolidation or reorganization representing more than fifty (50%) percent of the combined voting power of the outstanding securities of Issuer or such entity immediately after such consolidation, merger or reorganization, or has the right to elect nominees to a represent a majority of Issuer’s Board of Directors (a “Change of Control Event”), then Issuer shall provide Purchaser with at least ten (10) days’ prior written notice of any such proposed action, and Purchaser will, at its option, have the right to demand immediate payment of all amounts due and owing under the Note (including all accrued and unpaid interest and the payment of the Premium Payment) in cash or in Company Common Stock valued at the lesser of (i) the closing price of the Company Common Stock on the date of the mailing of such written notice or (ii) the then-effective Conversion Price.  Purchaser will give Issuer written notice of such demand within five (5) days after receiving notice of the Change of Control Event.  All amounts due and owing hereunder shall be paid by Issuer to Purchaser within five (5) days from the date of such written notice via federal funds wire transfer(s) of immediately available funds, or in the case of the issuance of Company Common Stock in lieu of cash, the issuance shall take place prior to the consummation of the Change of Control Event, in accordance with written instructions provided to Issuer by Purchaser.

9.   ASSURANCES WITH RESPECT OF CONVERSION RIGHTS.  Issuer shall not, by amendment of its Certificate of Incorporation or By-laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by Issuer but shall at all times in good faith assist in the carrying out of all the provisions of this Agreement and in taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of Purchaser against impairment.

10.         EVENTS OF DEFAULT.  If any of the following events (each, an “Event of Default”) shall occur and be continuing:

         (a)   Issuer shall fail to pay any amount payable under this Note within three (3) business days after such payment becomes due in accordance with the terms hereof;

         (b)   Issuer or any Subsidiary shall fail to pay when due, and it shall continue unremedied for a period of ten (10) calendar days, whether upon acceleration, prepayment obligation or otherwise, any indebtedness and/or other sums payable by Issuer or any Subsidiary;

         (c)   dissolution, termination of existence, suspension or discontinuance of business (other than as a result of a consolidation of one or more of the Issuer’s subsidiaries with the Issuer or another subsidiary) or ceasing to operate as going concern of Issuer or any Subsidiary;

         (d)   any representation or warranty made or deemed made by Issuer herein, in the Purchase Agreement or in any other agreement, certificate or instrument contemplated by this Note or the Purchase Agreement or that is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Note or the Purchase Agreement shall have been incorrect in any material respect on or as of the date made or deemed made;

         (e)   Issuer shall default, in any material respect, in the observance or performance of any other agreement contained in this Note, Sections 6, 11.3(c), 12, 14 or 15 of the Purchase Agreement, the Company Pledge and Security Agreement, the US Subsidiary Guarantee and Pledge and Security Agreements, the BVI Subsidiary Guarantee and Security Agreements, the WFOE Collateral Security Agreements, the Acknowledgement Agreements, or any other agreement or instrument contemplated by this Note or the Purchase Agreement, and such default shall continue unremedied for a period of ten (10) days after written notice to Issuer of such default;

         (f)   (i) Issuer or any Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Issuer shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Issuer or any Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief of any such adjudication of appointment or (B) remains undismissed, undischarged or unbonded for a period of thirty (30) days; or (iii) there shall be commenced against Issuer or any Subsidiary any case, proceeding other action seeking issuance of a warrant of attachment, execution, distrait or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof; or (iv) Issuer or any Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in any of the acts set forth in clauses (i), (ii) or (iii) above; or (v) Issuer or any Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due, then, and in any such event, (1) if such event is an Event of Default specified in subsection (e) above of this Section 10 with respect to Issuer, automatically this Note (with all accrued and unpaid interest thereon) and all other amounts owing under this Note, including the Premium Payment, as applicable, shall immediately become due and payable, and (2) if such event is any other Event of Default, Purchasers holding a majority in original principal amount of the Notes may, by written notice to Issuer, declare the Notes (with all accrued and unpaid interest thereon) and all other amounts owing under this Note, including the Premium Payment, as applicable, to be due and payable forthwith, whereupon the same shall immediately become due and payable.  Except as expressly provided above in this Section 10, presentation, demand, protest and all other notices of any kind are hereby expressly waived by Issuer.

11.         CERTAIN ADJUSTMENTS.  The Conversion Price and number of Conversion Shares issuable upon exercise of this Note are subject to adjustment from time to time as set forth in this Section 11.

         (a)   Stock Dividends and Splits.  If after the date hereof, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares issuable on exercise of this Note shall be increased in proportion to such increase in outstanding shares and the then applicable Conversion Price shall be correspondingly decreased.

         (b)   Aggregation of Shares.  If after the date hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, upon the effective date of such consolidation, combination or reclassification, the number of shares issuable on exercise of this Note shall be decreased in proportion to such decrease in outstanding shares and the then applicable Conversion Price shall be correspondingly increased.

         (c)   Replacement of Securities Upon Reorganization, etc.  If after the date hereof any capital reorganization or reclassification of the Common Stock of Issuer, or consolidation or merger of Issuer with another corporation, or the sale of all or substantially all of its assets to another corporation or other similar event (each, a “Fundamental Transaction”) shall be effected, then, as a condition of such Fundamental Transaction, lawful and fair provision shall be made whereby the Purchaser of this Note shall thereafter have the right to convert and receive, upon the basis and upon the terms and conditions specified in this Note and in lieu of the shares of Common Stock of Issuer immediately theretofore convertible and receivable upon the exercise of the rights represented thereby, such shares of stock, securities, or assets as may be issued or payable with respect to or in exchange for the number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore convertible and receivable upon the exercise of the rights represented by this Note, had such Fundamental Transaction not taken place and in such event appropriate provision shall be made with respect to the rights and interests of the Purchaser of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price and of the number of shares convertible upon the exercise of this Note) shall thereafter be applicable, as nearly as may be in relation to any share of stock, securities, or assets thereafter deliverable upon the exercise hereof.  Issuer shall not effect any such Fundamental Transaction unless prior to the consummation thereof the successor corporation (if other than Issuer) resulting from such Fundamental Transaction, or the corporation purchasing such assets in a Fundamental Transaction, shall assume by written instrument executed and delivered to the Purchaser of this Note the obligation to deliver to the Purchaser of this Note such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such Purchaser may be entitled to.

         (d)   Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock.  In the event Issuer shall at any time after the Closing Date issue shares of Common Stock (the “Additional Shares of Common Stock”), other than Exempt Issuances (as defined below), while any portion of this Note remains outstanding, without consideration or for a consideration per share less than then-effective Conversion Price, then the Conversion Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest one-hundredth of a cent), equal to the consideration per share paid by the purchasers for the Additional Shares of Common Stock. For purposes hereof, “Exempt Issuances” shall mean the issuance of (i) up to 1,000,000 shares of Common Stock to employees, officers and/or independent directors pursuant to an equity incentive plan approved by Issuer’s stockholders, provided such issuances are approved by Issuer’s Board of Directors, including approval of least 50% of Issuer’s independent directors, and (ii) up to 5,000,000 shares of Common Stock as part of mergers or acquisitions of businesses or assets, provided that the aggregate consideration for each such acquisition or merger does not exceed a multiple of 4 times the after-tax net income of the acquired business.

         (e)   Adjustment of Conversion Price Upon Issuance of Common Stock Equivalents.  In the event Issuer shall at any time after the Closing Date issue any Convertible Security (defined as evidences of indebtedness, shares of stock or other securities which are or may be at any time convertible into or exchangeable for shares of Common Stock) or warrant, option or other right to subscribe for or purchase any shares of Common Stock or any Convertible Security (a “Common Stock Equivalent”), while any portion of this Note remains outstanding, other than Exempt Issuances, and the price per share for which Additional Shares of Common Stock may be issuable thereafter pursuant to such Common Stock Equivalent shall be less than the Conversion Price, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended, and such price as so amended shall be less than the Conversion Price, then the Conversion  Price upon each such issuance or amendment shall be adjusted as provided in Section 11(d) above, on the basis that Additional Shares of Common Stock issuable pursuant to such Common Stock Equivalents shall be deemed to have been issued (whether or not such Common Stock Equivalents are actually then exercisable, convertible or exchangeable in whole or in part) as of the earlier of (i) the date on which Issuer shall enter into a firm contract for the issuance of such Common Stock Equivalent, or (ii) the date of actual issuance of such Common Stock Equivalent.  No adjustment of the Conversion Price shall be made under this Section 11(e) upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefore, if any adjustment shall previously have been made in the Conversion Price then in effect upon the issuance of such warrants or other rights pursuant to this Section 11(e).

         (f)   Computation of Consideration.  The consideration received by Issuer shall be deemed to be the following: to the extent that any Additional Shares of Common Stock or any Common Stock Equivalents shall be issued for a cash consideration, the consideration received by Issuer therefore; or, if such Additional Shares of Common Stock or Common Stock Equivalents are offered by Issuer for subscription, the subscription price; or, if such Additional Shares of Common Stock or Common Stock Equivalents are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts, commissions, or expenses paid or incurred by Issuer for or in connection with the underwriting thereof or otherwise in connection with the issue thereof.  The consideration for any Additional Shares of Common Stock issuable pursuant to any Common Stock Equivalents shall be the consideration received by Issuer for issuing such Common Stock Equivalents, plus the additional consideration payable to Issuer upon the exercise, conversion or exchange of such Common Stock Equivalents.  In case of the issuance at any time of any Additional Shares of Common Stock or Common Stock Equivalents in payment or satisfaction of any dividend upon any class of stock other than Common Stock, Issuer shall be deemed to have received for such Additional Shares of Common Stock or Common Stock Equivalents a consideration equal to the amount of such dividend so paid or satisfied.  In any case in which the consideration to be received or paid shall be other than cash, the Board of Directors of Issuer shall determine in good faith the fair market value of such consideration and promptly notify the Purchaser of its determination of the fair market value of such consideration prior to payment or accepting receipt thereof.  If, within thirty (30) days after receipt of said notice, the Purchaser shall notify the Board of Directors of Issuer in writing of its objection to such determination, a determination of fair market value of such consideration shall be made by an appraiser selected by Issuer and approved by the Purchaser.  If Issuer and the Purchaser are unable to agree on the selection of an appraiser, the issue of selection of an appraiser shall be submitted to the American Arbitration Association.

         (g)   Readjustment of Conversion Price.  Upon the expiration of the right to convert, exchange or exercise any Common Stock Equivalent the issuance of which effected an adjustment in the Conversion Price, if such Common Stock Equivalent shall not have been converted, exercised or exchanged, the number of shares of Common Stock deemed to be issued and outstanding by reason of the fact that they were issuable upon conversion, exchange or exercise of any such Common Stock Equivalent shall no longer be computed as set forth above, and the Conversion Price shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section 11 after the issuance of such Common Stock Equivalent) had the adjustment of the Conversion Price been made in accordance with the issuance or sale of the number of Additional Shares of Common Stock actually issued upon conversion, exchange or issuance of such Common Stock Equivalent and thereupon only the number of Additional Shares of Common Stock actually so issued shall be deemed to have been issued and only the consideration actually received by Issuer shall be deemed to have been received by Issuer.

         (h)   Treasury Shares.  In making any adjustment in the Conversion Price hereinbefore provided in this Section 11, the number of shares of Common Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of Issuer.

         (i)   Calculations.  All calculations under this Section 11 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of Issuer, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

         (j)   Notice of Adjustments.  Upon the occurrence of each adjustment pursuant to this Section 11, Issuer at its expense will promptly compute such adjustment in accordance with the terms of this Note and prepare a certificate setting forth such adjustment, including a statement of the adjusted Conversion Price and adjusted number or type of Conversion Shares or other securities, cash or property issuable upon exercise of this Note (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based.  Upon written request, Issuer will promptly deliver a copy of each such certificate to the Purchaser and to Issuer’s transfer agent.

         (k)   Notice of Corporate Events.  If Issuer (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of Issuer or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for  (x) any sale of all or substantially all of its assets in one or a series of related transactions, (y) any tender offer or exchange offer (whether by Issuer or another person) pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (z) any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of Issuer, then Issuer shall deliver to the Purchaser a notice describing the material terms and conditions of such transaction, at least ten (10) business days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and Issuer will take all steps reasonably necessary in order to insure that the Purchaser is given the practical opportunity to convert this Note prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

         (l)   Rights Upon Distribution Of Assets.  If Issuer shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Note, then, in each such case:

            (i)          any Conversion Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Conversion Price by a fraction of which (i) the numerator shall be the closing bid price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the fair market value of the Distribution (as determined in good faith by Issuer’s Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the closing bid price of the shares of Common Stock on the Trading Day immediately preceding such record date; and

            (ii)         the number of Conversion Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided that in the event that the Distribution is of shares of Common Stock (or common stock) (“Other Shares of Common Stock”) of a company whose common shares are traded on a national securities exchange or a national automated quotation system, then the Purchaser may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an increase in the number of Conversion Shares, the terms of which shall be identical to those of the Warrant issued pursuant to the Purchase Agreement, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Stock that would have been payable to the Purchaser pursuant to the Distribution had the Purchaser converted this Note immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the conversion price of this Note was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (i) and the number of Conversion Shares calculated in accordance with the first part of this paragraph (ii).

12.   PURCHASER REDEMPTION OPTION.  Upon written notice (the “Purchaser Redemption Notice”) by Purchaser no earlier than one day prior to the closing date of any New Financing and no later than forty-five (45) calendar days following the closing date of any New Financing (the “Purchaser Redemption Right”), Issuer shall make a cash payment in full of the entire principal amount of, and any accrued interest on, this Note, plus the Premium Payment (the “Purchaser Redemption Purchase Price”). Within three (3) business following receipt of Purchaser Redemption Notice, the Company shall deliver to Purchaser the Purchaser Redemption Purchase Price via federal funds wire transfer(s) of immediately available funds, in accordance with written instructions provided by Purchaser to the Company prior to the date thereof, and Purchaser and the Company agree to enter into such documents and make such representations, warranties and covenants as are reasonably customary in order to complete the redemption of this Note.

13.   ISSUER REDEMPTION OPTION.  In the event that (a) the closing bid price of Issuer’s Common Stock has exceeded 200% of the initial Conversion Price, as adjusted, for at least 20 consecutive trading days, (b) the average daily trading volume of Issuer Common Stock exceeds a value of US$250,000 per day during the same period, (c) Issuer’s Common Stock has not been suspended and is listed or quoted for trading on the NASDAQ or NYSE, and (d) an effective registration statement is in effect covering the Conversion Shares as provided in the Purchase Agreement or all of the Conversion Shares may then be freely sold without any limitations under SEC Rule 144, Issuer shall have the right (the “Issuer Redemption Right”), upon twenty (20) trading days prior written notice (“Issuer Redemption Notice”) to Purchaser and all other Purchasers, to redeem this Note and all (but not less than all) other Notes at their remaining principal amount, plus all accrued interest thereon plus the Premium Payment, as applicable (the “Issuer Redemption Purchase Price”). On the closing date set forth in the Redemption Notice, the Company shall deliver to Purchaser the Issuer Redemption Purchase Price via federal funds wire transfer(s) of immediately available funds, in accordance with written instructions provided by Purchaser to the Company prior to the date thereof, and Purchaser and the Company agree to enter into such documents and make such representations, warranties and covenants as are reasonably customary in order to complete the redemption of this Note and the other Notes. This Note (to the extent not converted) and any other Notes (to the extent not converted) shall no longer be convertible on the date that is twenty (20) trading days following the date that Purchaser and all other Purchasers have been notified of the exercise of the Issuer Redemption Right by Issuer, provided that payment of the Issuer Redemption Purchase Price is paid to the Purchaser and all other Purchasers within five (5) business days thereafter.

14.   ENFORCEABILITY.  The Issuer acknowledges that this Note and the Issuer’s obligations under this Note are and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Note and the obligations of the Issuer under this Note or the obligations of any other person or entity relating to this Note.  The Transaction Documents set forth the entire agreement and understanding of the Purchaser and the Issuer, and the Issuer absolutely, unconditionally and irrevocably waives any and all right to assert any set-off, counterclaim or crossclaim of any nature whatsoever with respect to this Note or the obligations of the Issuer hereunder, or the obligations of any other person or entity relating hereto or thereto or to the obligations of the Issuer hereunder or otherwise in any action or proceeding brought by the Purchaser to collect on the Note, or any portion thereof (provided, however, that the foregoing shall not be deemed a waiver of the Issuer’s right to assert any compulsory counterclaim maintained in a court of the United States, or of the State of New York if such counterclaim is compelled under local law or rule of procedure, nor shall the foregoing be deemed a waiver of the Issuer’s right to assert any claim which would constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against the Purchaser in any separate action or proceeding).  The Issuer acknowledges that no oral or other agreements, conditions, promises, understandings, representations or warranties exist with respect to the Transaction Documents or with respect to the obligations of the Issuer thereunder, except those specifically set forth in the Transaction Documents.  Issuer agrees to pay all costs and expenses of Purchaser related to Purchaser’s enforcement of the obligations of the Issuer hereunder and the collection of all sums payable hereunder, including but not limited to reasonable attorneys’ fees and expenses, irrespective of whether litigation is commenced.  Any such amounts shall be payable on demand, with interest at the rate provided above for overdue principal and interest.

15.   WAIVER.  Issuer waives presentment, demand for payment, notice of dishonor and any or all notices or demands in connection with the delivery, acceptance, performance, default or enforcement of any Transaction Document now or hereafter required by applicable law, and consents to any or all delays, extensions of time, renewals or releases with respect to any Transaction Document, and of any available security therefor, and agrees that no failure or delay on the part of the Purchaser, in the exercise of any power, right or remedy under this Note shall impair such power, right or remedy or shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude other or further exercise of such or any other power, right or remedy.  No notice to or demand on the Issuer shall be deemed to be a waiver of the obligation of the Issuer or of the right of the Purchaser, to take further action without further notice or demand as provided in any of the Transaction Documents.

16.   AMENDMENTS.  This Note may not be modified, amended, changed or terminated orally, except by an agreement in writing signed by the Issuer and the Required Purchasers.  Any amendment or waiver effected in accordance with this Section 16 shall be binding upon the Issuer, all holders of the Notes and each transferee of the Notes.  By acceptance hereof, Purchaser acknowledges that in the event the required consent is obtained, any term of this Note may be amended or waived without the consent of the Purchaser.

17.   USURIOUS INTEREST RATE.  Notwithstanding anything to the contrary contained in this Note, the interest paid or agreed to be paid hereunder shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Purchaser shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Note or, if it exceeds such unpaid principal, shall be refunded to the Issuer. In determining whether the interest contracted for, charged, or received by the Purchaser exceeds the Maximum Rate, the Issuer may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Note.

18.   COUNTERPARTS.  This Note may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute a single agreement.

19.   NOTICES.  Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or seventy-two (72) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and in all cases addressed to the party to be notified at such party’s address as set forth above or as subsequently modified by written notice.

20.   GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.  This Note and all acts and transactions pursuant hereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.  The Issuer hereby irrevocably consents to the exclusive jurisdiction of any federal or state court located in the State of New York and consents that all service of process be sent by nationally recognized overnight courier service directed to the Issuer at the Issuer’s address set forth herein and service so made will be deemed to be completed on the business day after deposit with such courier.  The Issuer acknowledges and agrees that the venue provided above is the most convenient forum for both the Purchaser and the Issuer.  The Issuer waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.  THE ISSUER AND THE PURCHASER (BY ACCEPTANCE OF THIS NOTE) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS THAT THEY MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE THEREOF TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE PURCHASER RELATING TO ENFORCEMENT OF THIS NOTE.  EXCEPT AS PROHIBITED BY APPLICABLE LAW, THE ISSUER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION RELATING TO ENFORCEMENT OF THIS NOTE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE PURCHASER TO MAKE FUNDS AVAILABLE TO THE ISSUER AND TO ACCEPT THIS NOTE.

21.   PARI PASSU NOTES.  Purchaser acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects with the other Notes.  In the event Purchaser receives payments in excess of its pro rata share of the Issuer’s payments to the holders of all of the Notes, then Purchaser shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

[Signature page follows]

IN WITNESS WHEREOF, the Issuer has duly executed this Convertible Promissory Note as of the date first written above.

ISSUER:

ONE BIO, CORP.

By:
Name:
Title:

PURCHASER:

Udi Toledano, individually

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